Exhibit 32

Certification of Chief Executive Officer and Acting Principal Financial Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Metropolitan Bank Holding Corp. (the “Company”) for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark R. DeFazio, as President and Chief Executive Officer of the Company, and Daniel F. Dougherty, as Executive Vice President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2026/s/ Mark R. DeFazio

Mark R. DeFazio

President and Chief Executive Office

/s/ Daniel F. Dougherty

Daniel F. Dougherty

Executive Vice President and Chief Financial Officer